Exhibit 10.7

TERMINATION
AMENDMENT TO THE
SOUTHERN NATIONAL DEFERRED
COMPENSATION PLAN FOR
KEY EXECUTIVES

This Termination Amendment ("Amendment") to the Southern National Deferred Compensation Plan for Key Executives (the "Plan") is made and entered into by Truist Financial Company, effective as set forth below.

WHEREAS, effective January 1, 1989, Southern National Bank of North Carolina established the Plan for the benefit of selected key employees, as designated in Exhibit A of the Plan; and
WHEREAS, on February 28, 1995, Southern National Corporation ("Southern National") and BB&T Financial Corporation, the parent corporation of Branch Banking and Trust Company ("BB&T"), merged, and as a result of the merger (i) Southern National became the parent corporation of BB&T, and
(ii) Southern National became the sponsor of the Plan; and
WHEREAS, effective as of December 31, 1995, the Plan was amended to provide that (i) no new employees could become participants in the Plan; and (ii) no additional deferral elections could be made by participants under the Plan; and
WHEREAS, on May 19, 1997, Southern National changed its name to BB&T Corporation; and
WHEREAS, on December 6, 2019, SunTrust Banks, Inc. and BB&T Corporation merged, and as a result of the merger (i) BB&T Corporation changed its name to Truist Financial Corporation ("Truist"), and (ii) Truist became the sponsor of the Plan; and
WHEREAS, as of January 1, 2022, all benefits under the Plan have been paid to all participants and beneficiaries and no additional benefits are owed to any participant or beneficiary under the Plan; and
WHEREAS, as a result of the foregoing, Truist desires to terminate the Plan; and
WHEREAS, Article VIII of the Plan provides that Truist may, by action of its Board of Directors, terminate the Plan in whole or in part; and
WHEREAS, Truist's Board of Directors has delegated the ability to sign a plan amendment to any member of Truist's Executive Leadership; and

WHEREAS, it has been determined that the financial impact on Truist of this Amendment is below the Sarbanes Oxley materiality threshold.

NOW, THEREFORE, effective as of January 1, 2022, the Plan is terminated.

BE IT FURTHER RESOLVED, that the proper officers and employees of Truist, acting for and on behalf of Truist, shall be authorized and directed to take such other actions as may be deemed necessary or advisable to carry out the intent and purpose of this Amendment.

[Signature Appears on Next Page]

Executed on this 11th day of April, 2022.

TRUIST FINANCIAL CORPORATION
By:    /s/ Ellen M. Fitzsimmons
Title:    Chief Legal Officer and Head of Public Affairs